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EXHIBIT 15

August 14, 2003



To the Board of Directors of First Community Bancshares, Inc.


We are aware of the incorporation by reference in the Registration Statement Nos. 333-63865, 333-31338, 333-75222, and 333-106338 of First Community
Bancshares, Inc. relating to the unaudited consolidated interim financial statements of First Community Bancshares that are included in its Form 10-Q for the quarter ended June 30, 2003.



/s/ Ernst & Young LLP
Charleston, West Virginia



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